Exhibit 10.4

SECURITIES PURCHASE AGREEMENT

This Agreement (the "Agreement") is made as of the 11th day of April 2008 by and between Syed Idris Husain (the "Seller"), and Liu Tong (the "Purchaser").

W I T N E S S E T H:

WHEREAS, the Seller is the owner of 1,000,000 shares of common stock, par value $.001 per share ("Common Stock"), of American Business Holdings, Inc. (the "Company"); and

WHEREAS, the Seller desire to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, such shares of Common Stock (the "Shares"), on and subject to the terms of this Agreement;

WHEREFORE* the parties hereto hereby agree as follows:

1. Sale of the Shares. Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, the Seller shall sell the Shares to the Purchaser, and the Purchaser shall purchase the Shares from the Seller for a purchase price (the "Purchase Price") equal to Three Hundred Thousand Dollars ($300,000).

2.  Closing.

(a) The purchase and sales of the Shares shall take place at a closing (the "Closing"), to be held at such date, time and place within the City of New York as shall be determined by the Purchaser on notice to the Seller.

(b) At the Closing:

(i)     The Seller shall deliver to the Purchaser a certificate (or certificates) for the Shares, duly endorsed in form for transfer to the Purchaser and cancellation by the Purchaser.

(ii)    The Purchaser shall pay to the Seller the Purchase Price for the Shares.

(c) At and at any time after the Closing, the parties shall duly execute, acknowledge and deliver all such further assignments, conveyances, instruments and documents, and shall take such other action consistent with the terms of this Agreement to carry out the transactions contemplated by this Agreement.

(d) All representations, covenants and warranties of the Purchaser and Seller contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though the same had been made on and as of such date.

3. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller that Purchaser has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder. No consent, approval or agreement of any individual or entity is required to be obtained by the Purchaser in connection with the execution and performance by the Purchaser of this Agreement or the execution and performance by the Purchaser of any agreements, instruments or other obligations entered into in connection with this Agreement.

4. Representations and Warranties of the Seller. Seller hereby makes the following representations and warranties to the Purchaser, which may be relied on by any subsequent purchasers of the Purchaser's capital stock and their counseJ if such purchases take place as part of the next direct or indirect merger or similar transaction with an operating business that results in a change of control of the Company:

(a) Seller initially acquired the Shares in private stock sales exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) of the Commission thereunder, pursuant to Stock Purchase Agreements by and between the Seller and the Company.

(b) Seller own the Shares free and clear of all any and all liens, claims, encumbrances, preemptive rights, right of first refusal and adverse interests of any kind.

(c) Seller have the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out Seller's obligations hereunder. No consent, approval or agreement of any individual or entity is required to be obtained by the Seller in connection with the execution and performance by the Seller of this Agreement or the execution and performance by the Seller of any agreements, instruments or other obligations entered into in connection with this Agreement.

(e) There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Seller's knowledge, threatened against the Seller or any of Seller's properties. There is no judgment, decree or order against the Seller that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

(f) There are no material claims, actions, suits, proceedings, inquiries, labor disputes or investigations pending or, to the Seller's knowledge, threatened against the Seller or any of its assets, at law or in equity or by or before any governmental entity or in arbitration or mediation. No bankruptcy, receivership or debtor relief proceedings are pending or, to the Seller's knowledge, threatened against the Seller.

(g) The Seller has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign Law, judgment, decree, injunction or order, applicable to it, the conduct of its business, or the ownership or operation of its business. References in this Agreement to "Laws'* shall refer to any laws, rules or regulations of any federal, state or local government or any governmental or quasi-governmental agency, bureau, commission, instrumentality or judicial body (including, without limitation, any federal or state securities law, regulation, rule or administrative order).

5.          Finder's Fee. Seller represents and warrants that no person is entitled to receive a finder's fee from Seller in connection with this Agreement as a result of any action taken by the Purchaser or Seller pursuant to this Agreement, and agrees to indemnify and hold harmless the other party, its officers, directors and affiliates, in the event of a breach of the representation and warranty set forth in this Section 5. This representation and warranty shall survive the Closing,

6. Termination bv Mutual Agreement. This Agreement may be terminated at any time by mutual consent of the parties hereto, provided that such consent to terminate is in writing and is signed by all of the parties hereto.

7. Miscellaneous.

(a) Entire Agreement. This Agreement constitutes the entire agreement of the parties, superseding and terminating any and all prior or contemporaneous oral and written agreements, understandings or letters of intent between or among the patties with respect to the subject matter of this Agreement. No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement and is signed by the parties to this Agreement, or, in the case of waiver, by the party granting the waiver. No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the parties to this Agreement that this Agreement is intended to be, and is, the complete and exclusive statement of the agreement with respect to its subject matter. Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances.

(b) Severability. If any section, term or provision of mis Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless continue in full force and effect.

(c) Notices. AH notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier, mail or messenger against receipt thereof or sent by registered or certified mail, return receipt requested, or by facsimile transmission or similar means of communication if receipt is confirmed or if transmission of such notice is confirmed by mail as provided in this Section 7(c). Notices shall be deemed to have been received on the date of personal delivery or telecopy or attempted delivery. Notice shall be delivered to the parties at the following addresses:

If to the Purchaser:

Room C, Rongyao Ship Full Building 8/F, No.26
West Shisan Dao Street, Daoli District
Harbin, Heilongjiang Province
China

If to Seller:

Syed Idris Husain
1223 Wilshire Blvd.
Suite 851
Santa Monica, California 90403

With a copy to:

Anslow & Jaclin, LLP
Attn: Eric Stein
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726

Either party may, by like notice, change the address, person or telecopier number to which notice shall be sent.

(d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law. Each of the parties hereby irrevocably consents and agrees that any legal or equitable action or proceeding arising under or in connection with this Agreement shall be brought in the federal or state courts located in the County of New York in the State of New York, by execution and delivery of this Agreement, irrevocably submits to and accepts the jurisdiction of said courts, (iii) waives any defense that such court is not a convenient forum, and (iv) consent to any service of process made either (x) in the manner set forth in Section 10(c) of this Agreement (other than by telecopier), or (y) any other method of service permitted by law.

(e) Waiver of Jury Trial. EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN THE EVENT OF ANY SUIT, ACTION OR PROCEEDING TO ENFORCE THIS AGREEMENT OR ANY OTHER ACTION OR PROCEEDING WHICH MAY ARISE OUT OF OR IN ANY WAY BE CONNECTED WITH THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS.

(f) Parties to Pay Own Expenses. Each of the parties to this Agreement shall be responsible and liable for its own expenses incurred in connection with the preparation of this Agreement, the consummation of the transactions contemplated by this Agreement and related expenses.

(g) Successors. This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors and assigns; provided, however, that neither party may assign this Agreement or any of its rights under this Agreement without the prior written consent of the other party.

(h) Further Assurances. Each party to this Agreement agrees, without cost or expense to any other party, to deliver or cause to be delivered such other documents and instruments as may be reasonably requested by any other party to this Agreement in order to carry out more fully the provisions of, and to consummate the transaction contemplated by, this Agreement.

(i)  Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(j) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties with the advice of counsel to express their mutual intent, and no rules of strict construction will be applied against any party.

(k) Headings. The headings in the sections of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

INWITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written